EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   The Board of Directors
   Zions Bancorporation:


   We consent to the use of our report dated January 25, 1993, with respect to the consolidated financial statements, and to the use of our report dated January 14, 1994, with respect to the supplemental consolidated financial statements, of Zions Bancorporation as of December 31, 1992 and 1991, and for each of the years in the three-year period ended December 31, 1992 incorporated herein by reference/included herein, and to the reference to our firm under the heading "Experts" in the prospectus.


                                                /s/ KPMG PEAT MARWICK

                                                KPMG PEAT MARWICK

   Salt Lake City, Utah
   January 24, 1994


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